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                                                                   EXHIBIT 10.18

                FIRST AMENDMENT TO THE ANIXTER INTERNATIONAL INC.

                            2001 STOCK INCENTIVE PLAN

      WHEREAS, Anixter International Inc., a Delaware corporation (the "Company"), established the Anixter International Inc. 2001 Stock Incentive Plan (the "2001 Plan") effective as of May 24, 2001 (the date of the 2001 shareholders' meeting).

      WHEREAS, the Company has remaining authorized shares available totaling 858,636 under the 2001 Plan.

      WHEREAS, the Company desires to amend the 2001 Plan to:

      (a) Allow for the grant of 820,000 shares to be awarded in a form other than options or stock appreciation rights;

      (b)   Cancel 38,636 shares available under the Stock Plan; and

      (c) Clarify the 2001 Plan language allowing for the grant of restricted stock units.

      WHEREAS, shareholder approval is required for the above-mentioned amendments.

      NOW, THEREFORE, effective upon shareholder approval, the 2001 Plan shall be amended as follows:

      FIRST: The following language shall be inserted after the words "restricted stock," in Paragraph 5:

            "restricted stock units"

      SECOND: Paragraph 5(c) shall be deleted in its entirety and replaced with the following language:

            "On or after May 20, 2004, no more than 820,000 Shares may be awarded in a form other than options or stock appreciation rights, except as necessary to give effect to adjustments specified in
            Section 3 hereof."

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                           ANIXTER INTERNATIONAL INC.

                            2001 STOCK INCENTIVE PLAN

      1. PURPOSE AND EFFECTIVE DATE. Anixter International Inc. (the "Company") has established this 2001 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the date it is approved by the Company's stockholders at the 2001 Annual Meeting of Stockholders.

      2. ADMINISTRATION. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

      3. SHARES SUBJECT TO PLAN. A total of 2,500,000 shares of Common Stock of the Company ("Shares") may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

      4. ELIGIBILITY. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 900,000 Shares.

      5. AWARDS. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

            (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

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            (b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, except (i) options or stock appreciation rights being granted to replace options or rights not initially granted by the Company may be granted with exercise prices that in the judgment of the Committee result in options or rights having comparable value to the options or rights being replaced, and (ii) up to 10% of the Shares may be granted pursuant to options or stock appreciation rights that have exercise prices of not less than 85% of the fair market value of a corresponding number of Shares as of the date of grant.

            (c) No more than 25% of the Shares may be awarded in a form other than options or stock appreciation rights.

            (d) No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

      6. AMENDMENT OF THE PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5 above, or expand those eligible for grants under the Plan.

      Adopted as of 14th day of February, 2001, by the Compensation Committee of the Board of Directors of Anixter International Inc.

                                                         _______________________
                                                         James E. Knox
                                                         Secretary

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